                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such
Prospectus:

                                COMPANY                                           DATE
------------------------------------------------------------------------  --------------------
Condor Technology Solutions, Inc........................................  March 11, 1998
Computer Hardware Maintenance Company, Inc..............................  March 13, 1998
Corporate Access, Inc...................................................  March 11, 1998
Interactive Software Systems Incorporated...............................  March 6, 1998
U.S. Communications, Inc................................................  March 11, 1998
InVenture Group, Inc....................................................  March 11, 1998
MIS Technologies, Inc...................................................  March 11, 1998

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Falls Church, Virginia
May 28, 1998